As filed with the Securities and Exchange Commission on June 22, 2001
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                      -----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                 June 22, 2001

                          BANK OF AMERICA CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                     1-6523
                            (Commission File Number)

                                   56-0906609
                       (IRS Employer Identification No.)

                             100 North Tryon Street
                           Charlotte, North Carolina
                    (Address of principal executive offices)

                                     28255
                                   (Zip Code)

                                 (888) 279-3457
              (Registrant's telephone number, including area code)

         ITEM 5.  OTHER EVENTS.

         Subsequent to the filing of Bank of America Corporation's (the "Registrant") Annual Report on Form 10-K for the year ended December 31, 2000, it has come to the attention of the Registrant that an immaterial inadvertent error occurred in Note Fifteen of the consolidated financial statements. The first sentence of the fourth paragraph on page 96 should read as follows:

                           The Corporation contributed approximately $163
                  million, $191 million, and $238 million for 2000, 1999 and 1998, respectively, in cash and stock which was utilized primarily to purchase the Corporation's common stock under the terms of these plans.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         BANK OF AMERICA CORPORATION



                                         By:  /s/ Marc D. Oken
                                            -----------------------------------
                                                  Marc D. Oken
                                                  Executive Vice President and
                                                   Principal Financial Executive




Dated: June 22, 2001